Exhibit 23.4

Consent of Independent Auditor

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-261880) on Form S-4 of Adit EdTech Acquisition Corp. of our report dated March 21, 2022, relating to the consolidated financial statements of GRIID Infrastructure, LLC and Subsidiaries, appearing in the proxy statement/prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such proxy statement/prospectus.

/s/ RSM US LLP

Denver, Colorado

December 7, 2022

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